UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2020

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

PDL BioPharma, Inc. (the “Company”) entered into a Capital Provision Agreement (the “Agreement”) with Epps Investments LLC (“Epps”) as of December 11, 2020. Under the terms of the Agreement, the parties agreed that Epps would pay an aggregate amount equal to $51,391,184 to the Company no later than December 31, 2020, in exchange for 100% of the awards, damages, recoveries, judgments or other property or value awarded to or received by the Company on or after the date of the Agreement pursuant to or as a result of (i) the previously disclosed Settlement and Mutual Release Agreement (the “Settlement Agreement”), dated as of August 11, 2020, by and among the Company, Samuel J. Wohlstadter, Nadine H. Wohlstadter, Hyperion Catalysis International, Wellstat Vaccines, LLC, Wellstat ImmunoTherapeutics, LLC, Wellstat BioCatalysis, LLC, Wellstat AVT Investment, LLC, Wellstat Biologics Corporation, Wellstat Management Company, LLC, Wellstat Ophthalmics Corporation, Wellstat Therapeutics Corporation, Wellstat Therapeutics EU Limited, Duck Farm, Inc., Hebron Valley Farms, Inc., HVF, Inc., Hyperion Catalysis EU Limited, NHW, LLC, and SJW Properties, Inc., together with their respective successors and assigns, and Defined Diagnostics, LLC (f/k/a Wellstat Diagnostics, LLC) (“Diagnostics”) that resolved previously reported litigation relating to loans made to Diagnostics by PDL, and (ii) the underlying claims resolved by such Settlement Agreement. The Company has agreed to reimburse Epps for certain expenses related to the Agreement. Pursuant to the Agreement, the Company will also grant to Epps a security interest in the Company’s interest in certain collateral, as further described in the Agreement, including the Settlement Agreement and the underlying claims resolved by the Settlement Agreement, as security for the prompt payment of the Company’s obligations under the Agreement.

Further, under the terms of the Settlement Agreement, if the Scheduled Final Payment (as defined in the Settlement Agreement) is not made to the Company by 11:59 AM EST on July 26, 2021, the Company has agreed to assign its rights and obligations under the Settlement Agreement, and the underlying claims settled thereby, to Epps.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Dominique Monnet
Dominique Monnet
President and Chief Executive Officer

Dated: December 14, 2020

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated December 14, 2020